Exhibit 99.1

Employee Communication

To all Aquantia employees,

Today Aquantia announced that it is joining forces with Marvell. It is a landmark event that will create a new industry leader in Networking and Automotive. The result of this powerful combination will bring together complementary product and technology portfolios, as well as some of the world’s most respected engineering teams. The strategic rationale for this deal is unquestionable as our worldwide customers gain the best and broadest set of solutions for building next generation networks.

I am extremely excited about this merger and the opportunity that lays in front of us as we continue the phenomenal journey that we started 15 years ago. It is equally exciting to know that we will continue to develop exciting leading-edge technologies as part of a larger platform with much wider reach from Marvell’s sales and support organizations.

I have had the pleasure of getting to know Matt Murphy, Marvell’s CEO, over the last few months and it is clear that we share the same vision on how to build successful teams and technologies.

Attached is a message from Matt Murphy to all of you, in which he expresses his enthusiasm for this transaction and describes how important it is for Marvell.

As you all may know, there are several months between signing a deal and closing it as we seek shareholder and regulatory approvals. In the meantime, we must stay focused on our customers and product development. We will work with our colleagues at Marvell to plan the exciting future beyond that point.

I know there will be many questions today, and throughout the process. We’ll address those questions in time and plan to send out regular updates as we have new information. In the meantime, please communicate your questions to your managers, HR, or by emailing them to connect@aquantia.com.

This is a great accomplishment for us as a company. The upstart that shook up the Ethernet networking world is joining a highly-respected industry leader across many different technologies. With your help, Marvell’s networking and automotive divisions will further be a force to be reckoned with.

Thanks,

Faraj

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Marvell and Aquantia, including statements regarding the benefits of the transaction and the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Aquantia and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Aquantia’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Aquantia or Marvell and potential difficulties in Aquantia employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Aquantia’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Marvell or against Aquantia related to the merger agreement or the transaction, (viii) the ability of Marvell to successfully integrate Aquantia’s operations and product lines, (ix) the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Aquantia’s business after the completion of the proposed merger and realize the anticipated synergies and cost savings in the time frame anticipated or at all, (x) the risk of downturns in the highly cyclical semiconductor industry, and (xi) our failure to achieve expected revenues and forecasted demand from customers. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Marvell and Aquantia described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Marvell and Aquantia assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Marvell nor Aquantia gives any assurance that either Marvell or Aquantia will achieve its expectations.

Additional Information and Where to Find It.

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Company stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on the Company’s website at www.aquantia.com or by contacting Company Investor Relations at (650) 815-1239.

Participants in the Solicitation

Aquantia and Marvell and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Aquantia stockholders in connection with the proposed transaction. Information about Aquantia’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. Information about Marvell’s directors and executive officers is set forth in Marvell’s proxy statement for its 2018 Annual Meeting of Shareholders filed with the SEC on May 28, 2018, Item 5.02 of its Current Report on Form 8-K filed on July 6, 2018 and its Annual Report on Form 10-K for the year ended February 2, 2019, filed on March 28, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov and by going to Aquantia’s Investor Relations page on its corporate web site at www.Aquantia.com or by going to Marvell’s Investor Relations page on its corporate web site at www.marvell.com.